SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                                November 4, 1998
                         Date of Earliest Event Reported



                                 COMDISCO, INC.
                            (a Delaware Corporation)
                              6111 North River Road
                            Rosemont, Illinois 60018
                            Telephone (847) 698-3000
                          Commission file number 1-7725
                I.R.S. Employer Identification Number 36-2687938







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Item 5   Other Events


On November 4, 1998, Comdisco, Inc. announced the appointment of Nicholas K. Pontikes, 34, to the position of president and chief operating officer of the company. Pontikes, who had been serving as chief operating officer since November, 1997, will continue to have executive management responsibility for the majority of the company's operations, including its Financial Management Division, Technology Services Division, (which includes desktop management, business continuity and managed network services), and Diversified Technologies Group, (which includes electronics, healthcare and laboratory and scientific groups). He will also continue as a member of the company's office of the president and its board of directors. He has added responsibility for the company's sales force and European operations, and will continue to be responsible for its internal information technology group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                                              COMDISCO, INC.



Date: December 11, 1998                               by:     /s/David J. Keenan
                                                              ------------------
                                                                 David J. Keenan
                                                           Senior Vice President
                                                                  and Controller


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